Exhibit 23.3

                            CONSENT OF TAX COUNSEL

We hereby consent to the filing of the form of our opinion as Exhibit 8.1 to this Pre-Effective Amendment No. 1 to Registration Statement on Form S-1 and to all references to our Firm included or made a part of this Pre-Effective Amendment No. 1 to Registration Statement. In addition, we hereby consent to the discussion of our form of Tax opinion in the Prospectus constituting part of this Pre-Effective Amendment No. 1 to Registration Statement under the caption "Material U.S. Federal Income Tax Considerations."


New York, New York                          /s/  Sidley Austin Brown & Wood LLP
                                            -----------------------------------
June 24, 2005                               Sidley Austin Brown & Wood LLP